Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer (858) 646-8023	(858) 552-7931 rargueta@quidel.com

QUIDEL ANNOUNCES AGREEMENT WITH BECKMAN COULTER THAT TERMINATES ONGOING LITIGATION AND TRANSITIONS BNP BUSINESS TO BECKMAN COULTER

•	Settlement Agreement ends litigation that began in November 2017, following Quidel’s acquisition of the BNP Business from Alere, Inc. (“Alere”)

•	Quidel to receive cash payments between $70 million to $75 million per year through 2029

•	Arrangement is expected to be EPS and Cash Flow neutral to the existing supply agreement through 2029

•	Further enables Quidel’s strategic focus on growing its core business

SAN DIEGO—(BUSINESS WIRE) – July 26, 2021 — Quidel Corporation (NASDAQ: QDEL) (“Quidel”), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, today announced its entry into agreements with Beckman Coulter resolving the ongoing litigation with Beckman Coulter and providing for the transition of the BNP Business to Beckman Coulter. Under these agreements, Beckman Coulter will pay Quidel cash payments of between $70 million and $75 million per year through 2029.

“We are pleased to announce this agreement as this is a major step forward for both Quidel and Beckman Coulter, while supporting the healthcare customers we serve,” said Douglas Bryant, president and CEO of Quidel Corporation. “The transactions resolve ongoing litigation that began shortly after Quidel purchased the BNP Business from Alere in October 2017. Entry into the agreements enable us to focus on expanding our core businesses and executing on our longer-term strategy while also creating a stable cash flow stream for the remainder of the term of the existing BNP supply agreement.”

“For Quidel, the mission of democratizing the benefits of diagnostic testing for infectious disease, heart health and other conditions at diverse points-of-care is our main priority and expected to continue to drive growth for our business.”

As consideration for the arrangements, including Quidel’s continued supply to Beckman Coulter of the Quidel antibody used in the manufacture of the BNP assay, during each of calendar years 2022 through and including 2029, Quidel will receive a minimum payment of $70 million (with amounts of $17.5 million payable quarterly), and a maximum payment of $75 million, with the additional $5 million dependent on sales volume of Beckman Coulter assays. Such minimum and maximum payments will be pro-rated for 2021, based on the period commencing on the date of the initial commercial transition to Beckman Coulter, through December 31, 2021. The initial commercial transition, including in the US, is expected to be completed by late August 2021.

Pursuant to a Master Agreement, in connection with the transactions, on a country by country basis, Quidel will discontinue offering the Quidel BNP assay and Beckman Coulter will offer its own branded BNP assay to the market. Prior to Beckman Coulter introducing its own branded product to the market, in certain countries Quidel will grant Beckman Coulter exclusive rights to distribute the Quidel branded BNP Assay. The commercial transition in all countries is expected to be completed before the end of 2021.

Quidel purchased the BNP Business from Alere in connection with its acquisition by Abbott Laboratories in 2017. Under an existing BNP Supply Agreement, Quidel provides Beckman Coulter with antibodies and certain other components, and Beckman Coulter acts as Quidel’s contract manufacturer for the BNP assay, which runs exclusively on Beckman Coulter analyzers. The transition under the Master Agreement provides stability to Quidel as a result of the minimum payment arrangement through 2029, while providing Beckman Coulter customers an uninterrupted supply of BNP assays.

Concurrent with entering into the Master Agreement, Quidel and Beckman Coulter entered in a Settlement Agreement to resolve all disputes relating to the existing BNP Supply Agreement, among other matters. Under that agreement, within 5 business days of signing, Beckman Coulter will dismiss with prejudice the complaint against Quidel that was filed in the Superior Court for the County of San Diego, California.

About Quidel Corporation

Quidel Corporation (Nasdaq: QDEL) is a leading manufacturer of diagnostic solutions at the point of care, delivering a continuum of rapid testing technologies that further improve the quality of health care throughout the globe. An innovator for over 40 years in the medical device industry, Quidel pioneered the first FDA-cleared point-of-care test for influenza in 1999 and was the first to market a rapid SARS-CoV-2 antigen test in the U.S. Under trusted brand names Sofia® Solana®, Lyra®, Triage® and QuickVue®, Quidel’s comprehensive product portfolio includes tests for a wide range of infectious diseases, cardiac and autoimmune biomarkers, as well as a host of products to detect COVID-19. With products made in America, Quidel’s mission is to provide patients with immediate and frequent access to highly accurate, affordable testing for the good of our families, our communities and the world. For more information about Quidel, visit quidel.com.

View our story told by our people at www.quidel.com/ourstory

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation: the impact of the novel virus (COVID-19) global pandemic; competition; our development of new technologies, products and markets; our reliance on sales of our influenza and COVID-19 diagnostic tests; our reliance on a limited number of key distributors; the financial soundness of our customers and suppliers; acceptance of our products among physicians and other healthcare providers and other targeted customers; the reimbursement system currently in place and future changes to that system; our ability to meet demand for our products; interruptions or shortages in our supply of raw materials and other components; costs and disruptions from failures in our information technology and storage systems and our exposure to data corruption, cyber-based attacks, security breaches and privacy violations; international risks, including but not limited to, compliance with product registration requirements, compliance with legal requirements, tariffs, exposure to currency exchange fluctuations and foreign currency exchange risk, longer payment cycles, lower selling prices and greater difficulty in collecting accounts receivable, reduced protection of intellectual property rights, social, political and economic instability, increased financial accounting and reporting burdens and complexities, taxes, and diversion of lower priced international products into U.S. market; worldwide political and social uncertainty, including tariffs, trade wars or social tensions; our development, acquisition and protection of proprietary technology rights; intellectual property risks, including but not limited to, infringement litigation, loss of our Emergency Use Authorization from the U.S. Food and Drug Administration (the “FDA”) for our COVID-19 products; failures or delays in receipt of new product reviews or related to currently-marketed products by FDA or other regulatory authorities or loss of any previously received regulatory approvals, clearances or authorizations or other adverse actions by regulatory authorities; funding and compliance risks relating to government contracts, including the ability to meet key deliverables and milestones under our NIH RADx-ATP contract; product defects; compliance with government regulations relating to the handling, storage and disposal of hazardous substances; our ability to identify and successfully acquire and integrate potential acquisition targets; risks relating to our acquisition of Alere’s Triage and BNP Businesses; our need for additional funds to finance our capital or operating needs; the level of our indebtedness and deferred payment obligations; competition for and loss of management and key personnel; our exposure to claims and litigation that could result in significant expenses and could ultimately result in an unfavorable outcome for us; business risks not covered by insurance; changes in tax rates and exposure to additional tax liabilities or assessments; and provisions in our charter documents and Delaware law that might delay or impede stockholder actions with respect to business combinations or similar transactions. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. The risks described in reports and registration statements that we file with the Securities and Exchange Commission from time to time, should be carefully considered, including those discussed in Item 1A, “Risk Factors” and elsewhere in our Annual Report on Form 10 K for the year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10 Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. Except as required by law, we undertake no obligation to publicly release any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.